SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2003

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

Certain statements contained in this report include forward-looking statements related to PlanVista Corporation that involve risks and uncertainties including, but not limited to, our ability to expand our client base; the success of our new products and services; our ability to maintain our current provider network arrangements; our ability to manage costs and comply with the terms of our senior credit facility; our ability to reduce and restructure debt; and our ability to maintain and update our information technology. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission. Copies of these filings are available upon request from the Company’s chief financial officer. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Achieved results may differ materially from management expectations. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND

                   EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Press release dated June 23, 2003 regarding PlanVista Corporation’s 8-K filed on June 23, 2003 pursuant to Regulation FD.

ITEM 9.    REGULATION FD DISCLOSURE

The information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, except if the Company specifically states that the information is to be considered “filed” under the Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The Company has prepared the prospective financial information set forth below to inform the capital markets of its expectations regarding its results for fiscal years 2003 and 2004. The prospective financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the Company’s expected course of action and expected future financial performance. However, this information is not based on actual facts and should not be relied upon as being necessarily indicative of future results.

On May 13, 2003, PlanVista corporation (the “Company”) announced its operating results for the first quarter ended March 31, 2003 reporting operating revenue of $8.1 million and EBITDA (defined below) profit of $2.7 million. The Company estimates operating revenue for fiscal year 2003 to be $34.0 million to $36.0 million and its EBITDA profit for fiscal year 2003 to be $11.5 million to $12.5 million. For fiscal year 2004, the Company estimates operating revenue to be $45.0 million to $50.0 million and its EBITDA profit to be $17.0 million to $19.5 million. The Company will provide supplemental guidance on earnings per share information once it completes its balance sheet recapitalization efforts. The Company has also issued a press release regarding the filing of this report.

EBITDA is a non GAAP measure defined as earnings from continuing operations before interest, taxes, depreciation and amortization. EBITDA is a metric that Company management believes is a meaningful measure of operating performance. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles (“GAAP”).

Additional details regarding the Company’s operating results for the first quarter ended March 31, 2003 are set forth on Exhibit 99 to the Company’s Current Report on From 8-K filed on May 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date: June 23, 2003	By:	/s/ Phillip S. Dingle
Phillip S. Dingle, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 23, 2003.